Exhibit 24

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Randall M. Chesler and Ron J. Copher, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on the dates indicated.

Signature	Title	Date

/s/ Randall M. Chesler Randall M. Chesler	President and Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2025

/s/ Ron J. Copher Ron J. Copher	Executive Vice President and Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 27, 2025

/s/ Craig A. Langel Craig A. Langel	Chairman of the Board and Director	February 27, 2025

/s/ David C. Boyles David C. Boyles	Director	February 27, 2025

/s/ Robert A. Cashell, Jr. Robert A. Cashell, Jr.	Director	February 27, 2025

/s/ Sherry L. Cladouhos Sherry L. Cladouhos	Director	February 27, 2025

/s/ Jesus T. Espinoza Jesus T. Espinoza	Director	February 27, 2025

/s/ Annie M. Goodwin Annie M. Goodwin	Director	February 28, 2025

/s/ Kristen L. Heck Kristen L. Heck	Director	March 3, 2025

/s/ Michael B. Hormaecea Michael B. Hormaechea	Director	February 28, 2025

/s/ Douglas J. McBride Douglas J. McBride	Director	February 27, 2025

/s/ Beth Noymer Levine Beth Noymer Levine	Director	February 28, 2025